As filed with the Securities and Exchange Commission on November 12, 1999
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                CIGNA CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                      06-1059331
  (State of incorporation)                          (I.R.S. Employer
                                                     Identification No.)

       One Liberty Place, 1650 Market Street, Philadelphia, PA 19192-1550
               (Address of Principal Executive Offices) (Zip Code)


                           Deferred Compensation Plan
                                       of
                CIGNA Corporation and Participating Subsidiaries
                            (Full title of the plan)


                                Thomas J. Wagner
                  Executive Vice President and General Counsel
                                CIGNA Corporation
                                One Liberty Place
                               1650 Market Street
                           Philadelphia, PA 19192-1550
                     (Name and address of agent for service)

                                 (215) 761-1000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                                          Proposed             Proposed
                                                          maximum              maximum
Title of                           Amount                 offering             aggregate               Amount of
securities                         to be                  price per            offering                registration
to be registered                   registered             share (1)            price (2)               fee
--------------------------------------------------------------------------------------------------------------------
Deferred Compensation              $30,000,000            100%               $30,000,000             $8,340
Obligations (1)
====================================================================================================================

(1) The Deferred Compensation Obligations are unsecured and unsubordinated obligations of CIGNA Corporation to pay certain deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan of CIGNA Corporation and Participating Subsidiaries.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents have been filed by CIGNA Corporation ("CIGNA") with the Securities and Exchange Commission (the "Commission") pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") and are incorporated herein by reference:

          (a) CIGNA's Annual Report on Form 10-K for the year ended December 31, 1998;

          (b) CIGNA's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1999; and

          (c) CIGNA's Current Reports on Form 8-K dated January 12, February 9, May 3, July 2, August 2 and November 1, 1999.

          All documents filed by CIGNA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4.  Description of Securities.

          Under the Deferred Compensation Plan of CIGNA Corporation and Participating Subsidiaries (the "Plan"), CIGNA will provide eligible employees of CIGNA the opportunity to defer certain compensation. The obligations of CIGNA under the Plan (the "Obligations") will be unsecured and unsubordinated general obligations of CIGNA to pay certain deferred compensation in cash in the future in accordance with the terms of the Plan. The Obligations will rank on a parity with other unsecured and unsubordinated indebtedness of CIGNA from time to time outstanding. Because CIGNA is a holding company, the right of CIGNA, and hence the right of creditors of CIGNA (including participants in the Plan), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of CIGNA itself as a creditor of the subsidiary may be recognized.

          The amount of compensation to be deferred by each participating eligible employee of CIGNA (each a "Participant") will be determined based on elections made by each Participant in accordance with the terms of the Plan. The Obligations will be payable on the date or dates, and in the manner, selected by each Participant in accordance with the terms of the Plan. The Obligations will be indexed to one or more hypothetical investments ("Crediting Options") in accordance with the terms of the Plan. In accordance with the terms of the Plan, CIGNA may provide Participants with a single Crediting Option or with multiple Crediting Options. In the latter case, the corresponding Obligations held by each Participant will be hypothetically allocated among and indexed to the available Crediting Options based on selections made by the Participant from time to time in accordance with the terms of the Plan. In either case, the Obligations held by each Participant will be adjusted to reflect the investment experience, whether positive or negative, of the Crediting Option or Crediting Options to which the Obligations are indexed. The Obligations will be denominated and be payable in United States dollars.

          A Participant's right or the right of any other person to the Obligations cannot be assigned or transferred, except upon the death of a Participant pursuant to a written designation of a beneficiary or beneficiaries under the Plan, by will or by applicable laws of descent and distribution.

          The Obligations are not subject to redemption by CIGNA, in whole or in part, prior to the applicable payment date or dates specified by each Participant either at the option of CIGNA or through operation of a mandatory or optional sinking fund or analogous provision.

          The Obligations are not convertible into another security of CIGNA. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of CIGNA. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon default.

          CIGNA has the right to amend or terminate the Plan at any time, except that no such amendment or termination shall reduce the amount of the Obligations held by a Participant, valued as of the close of business on the last business day of the month immediately preceding the amendment or termination.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

          Under Section 145 of the Delaware General Corporation Law, CIGNA is empowered to indemnify its directors and officers in the circumstances therein provided.

          Under Article VI of its By-Laws, CIGNA will indemnify any director or officer of CIGNA, as well as any other persons who serve as directors or officers of any other entity at the request of CIGNA, to the extent that such persons' defense to any claim against them in such capacity is successful or to the extent that they are determined to have acted in good faith and in a manner such persons reasonably believed to be in or not opposed to the best interests of CIGNA and, in the case of a criminal proceeding, as to which such persons had no reasonable cause to believe that such conduct was unlawful. Under Article VI, CIGNA will not provide indemnification to a director or officer who has been adjudged to be liable to CIGNA, unless a court of competent jurisdiction shall determine that such indemnification is proper.

          CIGNA is insured against liabilities that it may incur by reason of
Article VI of its By-Laws. In addition, directors and officers are insured, at CIGNA's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under the By-Laws.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          Documents filed as Exhibits hereto are listed in the Exhibit Index appearing on page 5.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");


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
                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, as of the 12th day of November, 1999.

                                         CIGNA CORPORATION


                                         By: /s/ Thomas J. Wagner
                                             ------------------------
                                             Thomas J. Wagner
                                             Executive Vice President and
                                             General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of the 12th day of November, 1999.

Principal Executive Officer:

*WILSON H. TAYLOR
------------------------
  Wilson H. Taylor
  Chairman of the Board, Chief
  Executive Officer and a Director


Principal Financial Officer:                 Principal Accounting Officer:

/s/ James G. Stewart                         /s/ James A. Sears
------------------------                     ------------------------
James G. Stewart                             James A. Sears
Executive Vice President                     Vice President and
and Chief Financial Officer                  Chief Accounting Officer

                                   Directors:



*ROBERT P. BAUMAN                            *CHARLES R. SHOEMATE
------------------------                     ------------------------
Robert P. Bauman                             Charles R. Shoemate

*ROBERT H. CAMPBELL                          *LOUIS W. SULLIVAN, M.D.
------------------------                     ------------------------
Robert H. Campbell                           Louis W. Sullivan

*ALFRED C. DECRANE, JR.                      *HAROLD A. WAGNER
------------------------                     ------------------------
Alfred C. DeCrane, Jr.                       Harold A. Wagner

*H. EDWARD HANWAY                            *CAROL COX WAIT
------------------------                     ------------------------
H. Edward Hanway                             Carol Cox Wait

*PETER N. LARSON                             *MARILYN WARE
------------------------                     ------------------------
Peter N. Larson                              Marilyn Ware

*JOSEPH NEUBAUER
------------------------
Joseph Neubauer


                                *By:  /s/ Thomas J. Wagner
                                      ------------------------
                                      Thomas J. Wagner
                                      Attorney-in-Fact


                                       4
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
                                  EXHIBIT INDEX

Number                      Description                                      Method of Filing
------                      -----------                                      ----------------
4.1                         Deferred Compensation Plan of CIGNA              Filed as Exhibit 10.15 to the
                            Corporation and Participating Subsidiaries as    registrant's Form 10-K for the year
                            amended and restated as of January 1, 1996       ended December 31, 1995 and
                                                                             incorporated herein by reference.

4.2                         Amendment No. 1 dated as of December 16, 1996    Filed as Exhibit 10.9(b) to the
                            to Deferred Compensation Plan of CIGNA           registrant's Form 10-K for the year
                            Corporation and Participating Subsidiaries       ended December 31, 1996 and
                                                                             incorporated herein by reference.

5                           Opinion regarding legality of the securities     Filed herewith.
                            being registered

23                          Consent of Independent Accountants               Filed herewith.

24                          Powers of Attorney                               Filed herewith.
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